EXHIBIT 2

                            DOCUMENT ESCROW AGREEMENT

         THIS DOCUMENT ESCROW AGREEMENT (this "DOCUMENT ESCROW AGREEMENT") is entered into as of the 1st day of April, 1996 by and between DIXIE NATIONAL CORPORATION, a Mississippi corporation ("DNC"), TEXT RETRIEVAL SYSTEMS, INC., a Florida corporation ("TRS"), and HOLDERS OF THE COMMON STOCK OF TRS AS OF FEBRUARY 26, 1996, EXCEPT DNC (collectively, the "TRS Stockholders"), and MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P. (the "Document Escrow Agent").

                                 R E C I T A L S

         A. DNC, TRS, and the TRS Stockholders are parties to that certain Amended and Restated Option Agreement dated as of February 26, 1996 (the "Agreement").

         B. Unless otherwise defined herein, defined terms used in this Escrow Agreement shall have the meanings assigned to them in the Agreement.

         C. Pursuant to terms of the Agreement, certificates (the
"Certificates") have been delivered to the Document Escrow Agent by TRS representing 780 shares of TRS common stock (identified in the Agreement as the "Remaining TRS Stock") to be held by the Document Escrow Agent in accordance with the terms and provisions of this Document Escrow Agreement.

         D. DNC, TRS, and the TRS Stockholders (collectively, the "Parties") have engaged the Document Escrow Agent to hold the Certificates in escrow pursuant to the terms and conditions of this Document Escrow Agreement.

         E. It is the express intent of the Parties that the Certificates duly endorsed and delivered to the Document Escrow Agent by Remaining TRS Stockholders or their affiliates FOR delivery to DNC pursuant to the terms hereof shall not be deemed delivered to DNC until all of the conditions to such delivery provided for herein have been met and such certificates have, in fact, been delivered to DNC pursuant to the terms hereof.

                                A G R E E M E N T

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Engagement of Document Escrow Agent. The Parties hereby engage the Document Escrow Agent to serve as escrow agent with respect to the Certificates, and the Document Escrow Agent hereby accepts such engagement on the terms and subject to the conditions set forth herein.

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                  2. Voting of Remaining TRS Stock . During period that the
Certificates are held in escrow hereunder, DNC shall have the full right, power and authority to vote the Remaining TRS Stock on any matters requiring approval of the stockholders of TRS.

                  3. Release from Escrow When Consideration Received. In the event that the TRS Stockholders receive the Exercise Consideration Per TRS Stockholder as provided in the Agreement, Connie Gamble Grewell, on behalf of all TRS Stockholders, will give written notice to the Document Escrow Agent within two business days following the TRS Stockholders' receipt of the Exercise Consideration Per TRS Stockholder. Such notice shall certify that all of the TRS Stockholders received the Exercise Consideration Per TRS Stockholder on a specified date. Promptly upon the Document Settlement Agent's receipt of such notice, the Document Settlement Agent is authorized to and shall deliver the Certificates to DNC.

                  4. Release from Escrow if Consideration Not Received. In the event that, on or before December 1, 1997, the TRS Stockholders do not receive all of the Exercise Consideration Per TRS Stockholder as provided in the Agreement, Connie Gamble Grewell, on behalf of all TRS Stockholders, will give written notice to the Document Escrow Agent not later than December 3, 1997. Such notice shall certify that the TRS Stockholders did not receive the full amount of the Exercise Consideration Per TRS Stockholder on or before December 1, 1997. Promptly upon the Document Settlement Agent's receipt of such notice, the Document Settlement Agent is authorized to and shall redeliver the Certificates to the TRS Stockholders. In the event the TRS Stockholders do not receive all of the Exercise Consideration Per TRS Stockholder on or before December 1, 1997 and Connie Gamble Grewell fails to provide the Document Escrow Agent with the notice required by this paragraph, the Document Escrow Agent shall deposit the Certificates into a court of competent jurisdiction in the State of Maryland, and interplead DNC, TRS and the TRS Stockholders and, thereafter, the Document Escrow Agent shall have no further obligations hereunder.

                  5. Dispute. In the event at any time (i) of a dispute regarding the Certificates held in escrow by the Document Escrow Agent, (ii) of a dispute regarding the performance by the Parties under the Agreement, (iii) of a dispute regarding the performance by DNC, TRS, the TRS Stockholders or the Document Escrow Agent under this Document Escrow Agreement, or (iv) the Document Escrow Agent shall receive conflicting demands or instructions under this Document Escrow Agreement, all parties hereto agree that, at the sole option of the Document Escrow Agent, (A) all documents then held in escrow by the Document Escrow Agent shall remain in escrow until resolution of the dispute, or (B) the Document Escrow Agent shall be entitled to deposit all such documents into a court of competent jurisdiction in the State of Maryland and to interplead DNC, TRS, and the TRS Stockholders (or such of the TRS Stockholders as may be appropriate) in connection therewith, and DNC, TRS, and the TRS Stockholders hereby consent to the jurisdiction of such court in connection with any such dispute.

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                  6.       Non-Liability of Document Escrow Agent.  The Document
Escrow Agent shall not be liable to any party for any damage, liability or loss arising out of or in connection with the services rendered by the Document Escrow Agent pursuant to this Document Escrow Agreement except for damage, liability or loss resulting from the willful misconduct or gross negligence of the Document Escrow Agent. The Document Escrow Agent may rely on the written notices, communications, orders or instructions given by any party hereto to the extent that such notices, communications, orders or instructions do not violate any other provision hereof and do not conflict with the written communications of another party hereto.

                  7. Notices. All notices and other communications to a party hereunder shall be in writing and shall be given to such party at its address set forth on the signature pages hereof or such other address as such party may hereafter specify for that purpose by notice to the other. Each such notice, request or other communication shall be effective (i) if given by U.S. Mail, 72 hours after such communication is deposited in the U.S. Mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Paragraph 6.

                  8. No Modification. The instructions contained herein may not be modified, amended or altered in any way except by a writing signed by all of the Parties.

                  9. Substitution of Document Escrow Agent. The Parties reserve the right, at any time and from time to time, to substitute a new mutually acceptable escrow agent in the place of the Document Escrow Agent.

                  10. Resignation of Document Escrow Agent. The Document Escrow Agent reserves the right to resign hereunder effective thirty (30) days after written notice to the Parties. Upon receipt of such notice, the Parties shall have ten (10) days to agree upon a new mutually acceptable escrow agent to serve as substitute Document Escrow Agent pursuant to the terms of this Document Escrow Agreement. In the event the Parties cannot agree upon a substitute Document Escrow Agent within such ten (10) day period, DNC shall have the right, on or before the effective date of such resignation, to designate a substitute Document Escrow Agent to serve as substitute document escrow agent pursuant to the terms of this Document Escrow Agreement. Prior to the effective date of such resignation, DNC shall provide written notice to the Document Escrow Agent and the Parties of its designation of the substitute Document Escrow Agent. If such notice is not received by the Document Escrow Agent on or before the effective date of such resignation, the Document Escrow Agent shall promptly give additional notice of that fact to DNC and to the Parties and the Document Escrow Agent shall continue to serve as interim Document Escrow Agent hereunder for an additional sixty (60) days, during which time the TRS Stockholders shall have the right to designate an independent substitute Document Escrow Agent. Prior to the expiration of such sixty (60) day period, the TRS Stockholders shall provide DNC and the Document Escrow Agent written notice of their designation of the substitute Document Escrow Agent. On or at any time within three (3) days after such resignation becomes effective, the Document Escrow Agent shall deliver the Escrow Documents to the substitute Document Escrow Agent. From and after the effective date of such resignation and the delivery of the

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Escrow Documents to the substitute Document Escrow Agent, the Escrow Agent shall have no further liability under this Document Escrow Agreement.

                  11. Indemnification. Except as otherwise herein expressly provided, the Parties agree to indemnify, protect, save and hold harmless the Document Escrow Agent, its affiliates, partners, employees, successors, assigns and agents from all liabilities, obligations, losses, damages, claims, actions, suits, costs and expenses (including without limitation, reasonable attorneys' fees) of whatever kind or nature, imposed on, incurred by or asserted against the Document Escrow Agent which are in any way related to or arise out of the execution and delivery of this Document Escrow Agreement and/or any action taken hereunder by the Document Escrow Agent; provided however, that the Parties shall have no such obligation to indemnify, save and hold harmless the Document Escrow Agent for any liability incurred by, imposed under or asserted against the Document Escrow Agent for or as a result of its own gross negligence or willful misconduct. The Parties shall indemnify the Document Escrow Agent for reasonable attorneys' fees incurred by the Document Escrow Agent in any dispute among the Parties.

                  12. Standard of Conduct of Document Escrow Agent. The Document Escrow Agent shall not be required to take any action hereunder except as expressly set forth herein. The Document Escrow Agent shall have no duty or obligation to make any independent or special investigation concerning the authenticity of the signature of any person signing such written instruction or the authority of any such person; provided, however, that nothing herein shall relieve the Document Escrow Agent from the duty and obligation to act in good faith in performing its obligations hereunder.

                  13. Fees. The Document Escrow Agent shall charge the Parties, at the effective hourly rates for its partners and employees, including without limitation associate attorneys, for services rendered hereunder. The Parties shall pay all charges of the Document Escrow Agent in acting hereunder, and such reasonable attorneys' fees, expenses and other costs as may be incurred by the Document Escrow Agent in connection with the negotiation, preparation and administration of this Document Escrow Agreement.

                  14. Governing Law. This Document Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. Any provision hereof which may prove unenforceable under any law of the State of Maryland shall not affect the validity of any other provision hereof.

                  14. Successors and Assigns. This Document Escrow Agreement shall be binding upon and inure to the benefit of the undersigned and their respective successors and assigns.

                  15. Termination. This Document Escrow Agreement shall terminate December 31, 1997.

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         WITNESS the following signatures and seals, the parties intending that this be an instrument under seal.

ATTEST/WITNESS:                      DIXIE NATIONAL CORPORATION

/s/ THERESA D. HARTER                By: /s/ G. THOMAS REED             [SEAL]
Name:                                G. Thomas Reed, President
Title:                               107 Executive Center
                                     Hilton Head Island, South Carolina 29928

                                     TEXT RETRIEVAL SYSTEMS, INC.
/s/ KATHY L. HOWE                    By:/s/ BRUCE GREWELL               [SEAL]
Name:                                Bruce Grewell, President
Title:                               200 Executive Way
                                     Ponte Vedra Beach, Florida 32082

                                     STOCKHOLDERS
/s/ KATHY L. HOWE                    CONNIE GAMBLE GREWEL                [SEAL]
Name:                                Connie Gamble Grewell
                                     c/o Text Retrieval Systems, Inc.
                                     200 Executive Way
                                     Ponte Vedra Beach, Florida 32082

/s/ CRAIG AOAS                       DAVID A. SPURIA                     [SEAL]
Name:                                David A. Spuria
                                     Weil, Gotshal & Manges
                                     100 Crescent Court, Suite 1300
                                     Dallas, TX 75201-6950

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/s/ KATHY L. HOWE                     /s/ ANTHONY SPURIA                 [SEAL]
Name:                                 Anthony Spuria
                                      Marcon
                                      200 Executive Way
                                      Ponte Vedra Beach, FL 32082

/s/ FRANCES M. MCDONALD               /s/ ROBERT ROWE                    [SEAL]
Name:                                 Robert Rowe
                                      Plastics Manufacturing, Inc.
                                      4685 Highway 49, Box 579
                                      Harrisburg, NC 28075

/s/ LANIA W. FREEMAN                  /s/ WADE MOYER                     [SEAL]
Name:                                 Wade Moyer
                                      A La Carte
                                      4400 Stuart Andrew Blvd., Suite K
                                      Charlotte, NC 28217

/s/ SUZANNA A. SLIGH                  /s/ WILLIAM ZACHARY, JR.           [SEAL]
Name:                                 William Zachary, Jr.
                                      Zachary & Seagraves
                                      1000 Commerce Drive
                                      Decatur, GA  30030

/s/ ANDREW HOMAN                      /s/ GEORGE KANNAN                  [SEAL]
Name:                                 George Kannan
                                      c/o Makshoff Services (Europe)
                                      Limited
                                      Kensington Centre
                                      66 Hammersmith Road
                                      London England  W14 8YT

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______________________                /s/ WILLIAM SALLADIN               [SEAL]
Name:                                 William Salladin
                                      All Risk, LTD.
                                      1020 Cromwell Bridge Road
                                      Towson, MD  21286

______________________                /s/ NICK CORTEZI                   [SEAL]
Name:                                 Nick Cortezi
                                      All Risk, LTD.
                                      1020 Cromwell Bridge Road
                                      Towson, MD  21286

/s/ WUTYI TUN                         /s/ J. D. GREWELL                  [SEAL]
Name:                                 J.D. Grewell
                                      9001 16th Street
                                      Silver Spring, MD  20910

/s/ WUTYI TUN                         /s/ CHRISTINE GREWELL             [SEAL]
Name:                                 Christine Grewell
                                      9001 16th Street
                                      Silver Spring, MD  20910

                                      DOCUMENT ESCROW AGENT

                                      MCGUIRE, WOODS, BATTLE & BOOTHE L.L.P.
                                      By: /s/ JOHN J. WOLOSZYN          [SEAL]
                                      John J. Woloszyn, Partner

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